UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania		19341
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2023, Societal CDMO Gainesville, LLC (“Societal Gainesville”), a Massachusetts limited liability company and wholly owned subsidiary of Societal CDMO, Inc. (the “Company”), entered into a Fifth Amendment to the Purchase and Sale Agreement and Joint Escrow Instructions (the “Amendment”) with Weekley Homes, LLC, a Delaware limited liability company (the “Purchaser”). The Amendment further amends that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of August 11, 2022 (as amended from time to time, the “Agreement”), between Societal Gainesville and the Purchaser.

The Amendment provides, among other things, (i) a reduction in the purchase price for certain real estate located in Hall County, Georgia, as more particularly described in the Agreement, from $9,075,000 to $8,067,500 (the “Purchase Price”) and (ii) an additional, non-refundable earnest money deposit of $50,000, to be paid by the Purchaser to Societal Gainesville within one business day of the execution of the Amendment, and to be applied to the Purchase Price.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 23, 2023, the Company received written notice (the “Initial Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that because the closing bid price for the Company’s common stock had been below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement pursuant to Nasdaq Listing Rule 5550(a)(2) (“Minimum Bid Price Requirement”). The Initial Notice stated that the Company had 180 calendar days, or until November 20, 2023, to regain compliance with the Minimum Bid Price Requirement.

On November 21, 2023, the Company received a second letter from the Staff advising that the Company had been granted an additional 180 calendar days, or until May 20, 2024 (the “Extended Compliance Period”), to regain compliance with the Minimum Bid Price Requirement in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If at any time during the Extended Compliance Period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance with the Minimum Bid Price Requirement. If the Company cannot demonstrate compliance during the Extended Compliance Period, the Staff will provide notice that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the Staff’s determination to a Hearings Panel (the “Panel”). There can be no assurance that, if the Company does appeal the Staff’s delisting determination to the Panel, such appeal would be successful.

The Company intends to continue to monitor the closing bid price of its common stock and will consider available options to regain compliance with the Minimum Bid Price Requirement, including potentially implementing a reverse stock split (if approved by the Company’s shareholders). There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement during the Extended Compliance Period or will otherwise be in compliance with other Nasdaq listing requirements.

Forward-Looking Statements

The statements made herein contain “forward-looking” statements, including, without limitation, statements related to the Company’s compliance with the Minimum Bid Price Requirement and related options to achieve compliance, including potentially implementing a reverse stock split. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to regain compliance with the Minimum Bid Price Requirement, either through an increase in the trading price on the Nasdaq Capital Market or by effecting a reverse stock split. The Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 1, 2023, Quarterly Reports on Form 10-Q, filed with the SEC on May 10, 2023, August 14, 2023 and November 8, 2023, and its other filings made with the SEC from time to time contain under the heading, “Risk Factors,” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
10.1	Fifth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 27, 2023, by and between Societal CDMO Gainesville, LLC and Weekley Homes, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Societal CDMO, Inc.

Date:	November 28, 2023	By:	/s/ J. David Enloe, Jr.
J. David Enloe, Jr. President and Chief Executive Officer